Exhibit 99.1

INSURANCE RISK PARTNERS, LLC
Financial Statements
December 31, 2019

INSURANCE RISK PARTNERS, LLC

Independent Auditor’s Report
To the Managing Members of
Insurance Risk Partners, LLC.
We have audited the accompanying financial statements of Insurance Risk Partners, LLC (the “Company”), which comprise the balance sheet as of December 31, 2019 , and related statements of income, members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year then ended in accordance with U.S. GAAP.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
June 15, 2020

INSURANCE RISK PARTNERS, LLC
Balance Sheet

December 31, 2019
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$4,755
Premiums, commissions and fees receivable	10,421
Prepaid expenses and other current assets	28
Total current assets	15,204
Property and equipment, net	133
Deposits and other assets	10
Total assets	$15,347

Liabilities and Members’ Deficit
Current liabilities:
Premiums payable to insurance companies	$14,877
Producer commissions payable	27
Accrued expenses and other current liabilities	348
Current maturities of related party debt	36
Current maturities of long-term debt	756
Total current liabilities	16,044
Related party debt, less current maturities	36
Other liabilities	25
Total liabilities	16,105

Commitments and contingencies (Note 8)

Members’ deficit:
Members’ capital (deficit)	(758)
Total members’ deficit	(758)
Total liabilities and members’ deficit	$15,347

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Income

For the Year Ended December 31, 2019
(in thousands)
Revenues:
Commissions and fees	$6,995

Operating expenses:
Commissions, employee compensation and benefits	3,866
Other operating expenses	1,393
Depreciation expense	36
Total operating expenses	5,295

Operating income	1,700

Other income:
Interest income	66
Interest expense	(57)
Other expense, net	(1)
Total other income	8

Net income	$1,708

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Members' Deficit

	Members' Capital (Deficit)	Retained Earnings	Total
(in thousands)
Balance at January 1, 2019	$(561)	$—	$(561)
Net income	—	1,708	1,708
Distributions/return of capital	(197)	(1,708)	(1,905)
Balance at December 31, 2019	$(758)	$—	$(758)

See accompanying Notes to Financial Statements.

INSURANCE RISK PARTNERS, LLC
Statement of Cash Flows

For the Year Ended December 31, 2019
(in thousands)
Cash flows from operating activities:
Net income	$1,708
Depreciation expense	36
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable	(8,309)
Prepaid expenses and other current assets	(11)
Premiums payable to insurance companies	9,228
Producer commissions payable	7
Accrued expenses and other current liabilities	275
Other liabilities	(6)
Net cash provided by operating activities	2,928

Cash flows from financing activities:
Payments on long-term debt	(282)
Distributions and return of capital	(1,905)
Net cash used in financing activities	(2,187)

Net increase in cash and cash equivalents	741
Cash and cash equivalents at beginning of year	4,014
Cash and cash equivalents at end of year	$4,755

See accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Business and Basis of Presentation
Insurance Risk Partners, LLC (“IRP” or the “Company”) was formed in 2016. The Company is a diversified insurance agency and services organization focused on providing property and casualty insurance and other consulting services to domestic and international customers within its core niches, including the private equity, energy, infrastructure and power and renewable energy generation sectors. The Company is based in Oklahoma City, Oklahoma.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on the classification of contingent consideration payments made after a business combination and other cash receipts and payments. The Company adopted ASU 2016-15 effective January 1, 2019 and has applied the guidance for its statement of cash flows for the year ended December 31, 2019. The adoption of this guidance did not have any effect on cash flows for the year ended December 31, 2019.

Notes to Financial Statements

2. Significant Accounting Policies
Revenue Recognition
The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”).
The Company earns commission revenue by facilitating the arrangement between insurance carriers and individuals or businesses by providing insurance placement services to insureds with insurance carriers. Commission revenues are usually a percentage of the premium paid by clients and generally depend upon the type of insurance, the insurance carrier and the nature of the services provided. The Company controls the fulfillment of the performance obligation and its relationship with its insurance carriers and the outside agents. Commissions are earned at a point in time upon the effective date of bound insurance coverage as no performance obligation exists after coverage is bound.
For agency bill commission, the Company acts as an agent on behalf of the insured party for the term of the insurance policy, which is typically one year. The insured party pays the Company the full policy premium. The Company retains its commission and remits the remaining amount to the insurance carrier.
Commission revenue is recorded net of allowances for estimated policy cancellations, which are determined based on an evaluation of historical and current cancellation data.
The Company may receive a profit-sharing commission from an insurance carrier, which is based primarily on underwriting results, but may also contain considerations for volume, growth, loss performance, or retention. Profit-sharing commissions represent a form of variable consideration, which includes additional commissions over base commissions received from insurance carriers. Profit-sharing commissions associated with relatively predictable measures are estimated with a constraint applied and recognized at a point in time. The profit-sharing commissions are recorded as the underlying policies that contribute to the achievement of the metric are placed with any adjustments recognized when payments are received or as additional information that affects the estimate becomes available. Profit-sharing commissions associated with loss performance are uncertain, and therefore, are subject to significant reversal through catastrophic loss season and as loss data remains subject to material change. The constraint is relieved when management estimates revenue that is not subject to significant reversal, which often coincides with the earlier of written notice from the insurance carrier that the target has been achieved, or cash collection. Year-end amounts incorporate estimates based on confirmation from insurance carriers after calculation of potential loss ratios that are impacted by catastrophic losses. The financial statements include estimates based on constraints and incorporates information received from insurance carriers, and where still subject to significant changes in estimates due to loss ratios and external factors that are outside of the Company’s control, a full constraint is applied.
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Cash Equivalents
The Company considers all highly liquid short-term instruments with original maturities of three months or less to be cash equivalents. The Company earned interest income of $66,000 on its cash and cash equivalents for the year ended December 31, 2019.
Premiums, Commissions and Fees Receivable, Net
In its capacity as an insurance agent or broker, the Company typically collects premiums from clients, and after deducting its authorized commissions, remits the net premiums to the appropriate insurance carriers. Premiums receivable reflect these amounts due from clients.

Notes to Financial Statements

In direct bill situations, the insurance carriers collect the premiums directly from clients and remit the applicable commissions to the Company. Commissions receivable reflect these amounts due from insurance carriers and amounts due from insurance carriers for profit-sharing commissions.
The Company may charge fees in lieu of commissions for providing services to clients. Fees receivable reflect these amounts due from insurance carriers.
Premiums, commissions and fees receivable are reported net of allowances for estimated policy cancellations. The allowance for estimated policy cancellations was $124,000 at December 31, 2019 which represents a reserve for future reversals in commission and fee revenues related to the potential cancellation of client insurance policies that were in force as of each year end.
Property and Equipment, Net
Property and equipment is stated at cost. For financial reporting purposes, depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Years
Leasehold improvements	5-7
Computer equipment	5
When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other expense, net in the statement of income. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements and renewals are capitalized. The Company recorded repairs and maintenance expense of $6,000 for the year ended December 31, 2019.
Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company did not incur any impairment losses during the year ended December 31, 2019.
Premiums Payable to Insurance Companies
In agency bill situations, the Company receives the full policy premium from the insured party. The Company retains its commission and remits the net amount to the insurance carrier. Premiums payable represent these amounts due to insurance carriers.
Producer Commissions Payable
The Company shares commissions with other agents or brokers who have acted jointly with the Company in a transaction. Commissions shared with downstream agents or brokers are recorded in commissions, employee compensation and benefits in the statement of income. The Company records commissions due to agents and brokers as producer commissions payable on the balance sheet.

Notes to Financial Statements

Income Taxes
The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. The members are liable for federal income taxes on their respective shares of Company taxable income or may claim losses to offset other taxable income on their individual returns. Therefore, no provision or liability for federal income taxes is included in the financial statements.
The Company follows ASC Topic 740, Income Taxes. A component of this standard prescribes a recognition and measurement threshold of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.
Advertising Expense
The Company expenses advertising costs as they are incurred. Advertising expense was $9,000 for the year ended December 31, 2019, which is included in operating expenses in the statement of income.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums, commissions and fees receivable, premiums payable to insurance companies, producer commissions payable, accrued expenses and other current liabilities, and other liabilities, approximate their fair values because of the short maturity and liquidity of these instruments.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company manages this risk using high credit worthy financial institutions. Interest-bearing accounts and noninterest-bearing accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits exceeded amounts insured by the FDIC at December 31, 2019. The Company has not experienced any losses from its deposits.
3. Revenue
The following table disaggregates commissions and fees revenue by major source:

For the Year Ended December 31, 2019
(in thousands)
Agency bill revenue (1)	$3,915
Service fee revenue (2)	1,993
Profit-sharing revenue (3)	464
Direct bill revenue (4)	432
Other income	191
Total commissions and fees	$6,995
__________

(1)
Agency bill revenue represents commissions earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(2)	Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.

Notes to Financial Statements

(3)	Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.

(4)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.

The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions and a reserve for policy cancellations.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Contract Assets
Contract assets arise when the Company recognizes revenue for amounts that have not yet been billed. The Company had $3.5 million of contract assets at December 31, 2019, which are included in premiums, commissions and fees receivable, net on the balance sheet.
4. Property and Equipment, Net
Property and equipment, net consists of the following:

December 31, 2019
(in thousands)
Leasehold improvements	$213
Computer equipment	7
Total property and equipment	220
Less: accumulated depreciation	(87)
Property and equipment, net	$133
Depreciation expense recorded for property and equipment was $36,000 for the year ended December 31, 2019.

Notes to Financial Statements

5. Long-Term Debt
Long-term debt consists of the following:

December 31, 2019
(in thousands)
$1,050,000 term loan payable to First Liberty Bank, payable in monthly installments of principal and interest at the Wall Street Journal Prime Rate Index plus 0.5% with a 5.00% floor and a 21.00% ceiling (5.25% at December 31, 2019) of $16,185 through March 2020, and all remaining principal and interest payable in full in April 2020	$756
Total long-term debt	756
Less current maturities	756
Long-term debt, less current maturities	$—
The Company also has a $900,000 revolving line of credit with First Liberty Bank, payable in monthly installments of interest at the Wall Street Journal Prime Rate Index plus 0.5% with a 5.25% floor and a 21.00% ceiling (5.25% at December 31, 2019) through March 2020, and all remaining principal and interest payable in full in April 2020. The Company did not have any outstanding borrowings on the revolving line of credit at December 31, 2019.
The First Liberty Bank credit agreements are collateralized by a first priority lien on substantially all the assets of the Company (excluding premiums pledged to carriers), mortgages on three properties held by the Company's managing members and pledged life insurance policies on the Company's managing members. The First Liberty Bank credit agreements require the Company to meet certain financial covenants and comply with customary affirmative and negative covenants as listed in the underlying agreement.
The Company recorded interest expense on long-term debt of $56,000 for the year ended December 31, 2019, which is included in interest expense in the statement of income.
6. Related Party Debt
The Company has an unsecured note payable to an employee, payable in two annual installments of principal of $36,000 plus interest at 1% through August 2021. The Company recorded interest expense on related party debt of $1,000 for the year ended December 31, 2019, which is included in interest expense in the statement of income.
7. Retirement Plan
The Company sponsors a 401(k) retirement plan for employees who meet specific age and service requirements. This plan allows for participants to make salary deferral contributions and catchup contributions. Employer matching contributions to this plan are discretionary and vest over three years. Company contributions to the plan were $81,000 for the year ended December 31, 2019.
8. Commitments and Contingencies
Legal
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Notes to Financial Statements

Operating Leases
The Company leases office space in Oklahoma City under an operating lease agreement, which provides for aggregate monthly payments of approximately $9,000 and expires on December 31, 2020. The Company recorded rent expense of $104,000 for the year ended December 31, 2019.
Approximate future minimum rental payments under the Company's operating lease agreements total $108,000 for the year ending December 31, 2020.
9. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to December 31, 2019 as of June 15, 2020, the date the financial statements were available to be issued.
On April 1, 2020, the Company sold significantly all its assets and liabilities pursuant to an asset purchase agreement with an unrelated third party for consideration consisting of $5.3 million of cash and 814,640 shares of the purchaser's Class B common stock. IRP will also have the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures. The transaction resulted in a change in control.
The Company's long-term debt and related party debt was settled on April 1, 2020 with funds from the asset purchase agreement.